                                                                    EXHIBIT 4.12

PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE STAMPED 'CONFIDENTIAL TREATMENT REQUESTED AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE
     COMMISSION' AND THE CONFIDENTIAL SECTION HAS BEEN MARKED IN THE MARGIN
                                WITH A STAR (*)


    Amendment renewing the IMMUNITY AGREEMENT entered into October 18, 1996 between Motorola, Inc. and ST Assembly Test Services Pte. Ltd.



Motorola, Inc. and ST Assembly Test Services Ltd. agree to amend the above-identified IMMUNITY AGREEMENT as follows:

     1.   In Section 1, after Section 1.7 add new Section 1.8 below:

          1.8 ASSEMBLY HOUSE SALES shall mean the total consolidated gross sales revenues of ST ASSEMBLY TEST SERVICES PTE. LTD., and any of its subsidiaries as reported by ST ASSEMBLY TEST SERVICES PTE. LTD., or its parent company, if any, to the relevant Singapore government authorities or to the public, as the case may be.

     2. In Section 1.4, line 6, replace "integrated circuit device" with "INTEGRATED CIRCUIT STRUCTURE or STRUCTURES".

     3. In Section 1.7, replace "the date of the last signature hereto." with "January 1, 2003."

     4.   Replace Old Section 4.1 with New Section 4.1 below:

          4.1  In partial consideration of the rights granted by MOTOROLA under
               Section 3 for the period beginning on the EFFECTIVE DATE and extending to December 31, 2010, ASSEMBLY HOUSE agrees to pay MOTOROLA royalty payments amounting to XXXXXXXXXX of ASSEMBLY *
               HOUSE SALES.                                                   *

     5.   Delete Section 4.1.1.

     6.   Delete Section 4.1.2.

     7.   Delete Section 4.2.

     8.   Delete Section 4.5.

     9.   Delete Section 4.6.

     10.  In Section 5.1, line 2, replace "2002" with "2010".

     11. In Section 5.6, lines 3-7, remove ", except to a successor in ownership of all or substantially all of the assets of the assigning party. Such successor, before such assignment or transfer is effective, shall expressly assume in writing to the other party the performance of all of the terms and conditions of this Agreement to be performed by the assigning party".

     12.  Renumber Section "6.9" to "6.10".

      CONFIDENTIAL TREATMENT REQUESTED AND THE REDACTED MATERIAL HAS BEEN
                      SEPARATELY FILED WITH THE COMMISSION

 Amendment renewing the IMMUNITY AGREEMENT entered into October 18 1996 between
             Motorola, Inc. and ST Assembly Test Services Pte. Ltd.

13.  Renumber Section "6.9.1" to "6.10.1".

14.  Renumber Section "6.9.2" to "6.10.2".

15.  Renumber Section "6.9.3" to "6.10.3".

16.  After Section 6.8, add new Sections 6.9 and 6.9.1-6.9.6 as indicated below:

     6.9 The parties shall have the right to disclose the existence of this Agreement. The parties hereto, however, shall keep the terms of the Agreement confidential and shall not now or hereafter divulge any part thereof to any third party except:

         6.9.1 with the prior written consent of the other party; or

         6.9.2 to any governmental body having jurisdiction to request and to read the same; or

         6.9.3 as otherwise may be required by law or legal processes; or

         6.9.4 to legal counsel representing either party.

         6.9.5 Notwithstanding the above, no disclosure of this Agreement shall be made pursuant to Section 6.9.2 or 6.9.3 without the disclosing party first giving the other party reasonable prior notice of such intended disclosure so as to allow the other party sufficient time to seek a protective order or otherwise assure the confidentiality of this Agreement as that other party shall deem appropriate.

         6.9.6 Notwithstanding anything to the contrary herein, the provisions of this Section 6.9 shall survive termination of this Agreement and continue in perpetuity.

All other terms and conditions of the above-identified IMMUNITY AGREEMENT remain the same.

Indicating their agreement to the foregoing, the parties have hereto executed this Agreement in duplicate.

Motorola, Inc.                               ST Assembly Test Services Ltd.

By: /s/ Paul Reidy                           By: /s/ Han Byung Joon
    -------------------------                    ------------------------

Title: Director, IP Licensing                Title: CTO
       ----------------------                       ---------------------

Date: 4/18/03                                Date: 4/22/03
      -----------------------                      ----------------------

                               IMMUNITY AGREEMENT

THIS AGREEMENT is effective as of the 18th day of OCTOBER, 1996, by and between MOTOROLA, INC., a Delaware corporation having an office at 3102 North 56th Street, Phoenix, Arizona 85018, (hereinafter called "MOTOROLA"), and ST ASSEMBLY TEST SERVICES PTE. LTD., having its principal office at 33 Marsiling Industrial Estate Road 3, #03-01, Singapore 739256, (hereinafter called "ASSEMBLY HOUSE").

WHEREAS, MOTOROLA owns and has, or may have patents issued, and applications for patents pending, in various countries of the world which relate to ball grid array (BGA) PACKAGEs (as hereinafter defined), and

WHEREAS, ASSEMBLY HOUSE owns and has, or may have, rights in various patents issued, and applications for patents pending, in various countries of the world which may relate to BGA PACKAGEs and

WHEREAS, ASSEMBLY HOUSE and MOTOROLA are engaged in continuing research, development and engineering in regard to BGA PACKAGES and have programs for the patenting of inventions resulting therefrom; and

WHEREAS, MOTOROLA is interested in proliferating BGA PACKAGEs as a standard in semiconductor industry; and

WHEREAS, ASSEMBLY HOUSE is interested in providing the service of making BGA PACKAGEs for semiconductor manufacturers including those who are competitors of MOTOROLA;

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed as follows:


Section 1 -- DEFINITIONS

1.1 SUBSIDIARY(IES) means a corporation, company, or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly by a party hereto, but such corporation, company, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.

1.2 SEMICONDUCTIVE MATERIAL means any material whose conductivity is intermediate to that of metals and insulators at room temperature and whose conductivity, over some temperature range, increases with increases in temperature. Such material shall include but not be limited to refined products, reaction products, reduced products, mixtures and compounds.

1.3 INTEGRATED CIRCUIT STRUCTURE means an integral unit consisting primarily of a plurality of active and/or passive circuit elements associated on, or in, a unitary body of SEMICONDUCTIVE MATERIAL for performing electrical or electronic functions.

1.4 BGA PACKAGE means a housing for an INTEGRATED CIRCUIT STRUCTURE or STRUCTUREs in which the INTEGRATED CIRCUIT STRUCTURE or STRUCTUREs are mounted on one side of a substrate of printed circuit board material or the like and are wire bonded to the substrate, plastic overlies the INTEGRATED CIRCUIT STRUCTURE or STRUCTUREs, and pads for receiving solder balls or the like and providing electrical contacts to the integrated circuit device are mounted on the substrate on the side opposite to that on which the INTEGRATED CIRCUIT STRUCTURE or STRUCTUREs are mounted. Some BGA packages may have some pads which are not electrically connected to the INTEGRATED CIRCUIT STRUCTURE or STRUCTUREs.

1.5 MOTOROLA PATENTS means all classes or types of patents, utility models, design patents and applications for the aforementioned of all countries of the world relating to BGA PACKAGEs and enhancements thereto which, prior to the date of expiration or termination of this Agreement, are:

     (i) issued, published or filed, and which arises out of inventions made solely by one or more employees of MOTOROLA or a SUBSIDIARY thereof, or

     (ii) acquired by MOTOROLA or a SUBSIDIARY thereof.

     and under which and to the extent to which and subject to the conditions under which MOTOROLA or a SUBSIDIARY thereof may have, as of the EFFECTIVE DATE of this Agreement, or may thereafter during the term of this Agreement acquire, the right to grant licenses or rights of the scope granted herein without the payment of royalties or other consideration to third persons, except for payments to third persons (a) for inventions made by said third persons while engaged by MOTOROLA or a SUBSIDIARY thereof, and (b) as consideration for the acquisition of such patents, utility models, design patents and applications.

1.6 ASSEMBLY HOUSE PATENTS means all classes or types of patents, utility models, design patents and applications for the aforementioned of all countries of the world relating to BGA PACKAGEs and enhancements thereto which, prior to the date of expiration or termination of this Agreement, are:

     (i) issued, published or filed, and which arise out of inventions made solely by one or more employees of ASSEMBLY HOUSE or a SUBSIDIARY thereof, or

     (ii) acquired by ASSEMBLY HOUSE or a SUBSIDIARY thereof,

     and under which and to the extent to which and subject to the conditions under which ASSEMBLY HOUSE or a SUBSIDIARY thereof may have, as of the EFFECTIVE DATE of this Agreement, or may thereafter during the term of this Agreement acquire, the right to grant licenses or rights of the scope granted herein without the payment of royalties or other consideration to third persons, except for payments to third persons (a) for inventions made by said third persons while engaged by ASSEMBLY HOUSE or a SUBSIDIARY thereof and (b) as consideration for the acquisition of such patents, utility models, design patents and applications.

           CONFIDENTIAL TREATMENT REQUESTED AND THE REDACTED MATERIAL
                 HAS BEEN SEPARATELY FILED WITH THE COMMISSION

1.7  EFFECTIVE DATE means the date of the last signature hereto.


Section 2 - MUTUAL RELEASES

2.1 MOTOROLA hereby releases, acquits and forever discharges ASSEMBLY HOUSE and its SUBSIDIARIES for any time prior to the EFFECTIVE DATE, from any and all claims or liability for infringement or alleged infringement of any MOTOROLA PATENTS for which immunity from suit is herein granted by MOTOROLA.

2.2 ASSEMBLY HOUSE and its SUBSIDIARIES hereby releases, acquits and forever discharges MOTOROLA and its SUBSIDIARIES for any time prior to the EFFECTIVE DATE, from any and all claims or liability for infringement or alleged infringement of any ASSEMBLY HOUSE PATENTS for which immunity from suit is herein granted by ASSEMBLY HOUSE to MOTOROLA.


Section 3 - IMMUNITY FROM SUIT

3.1 MOTOROLA hereby grants to ASSEMBLY HOUSE and its SUBSIDIARIES, for the term of this Agreement, immunity from suit under MOTOROLA PATENTS for making BGA PACKAGES, with or without solder balls or the like, for another and for ASSEMBLY HOUSE internal use. In no event shall the immunity from suit apply to MOTOROLA PATENTS which are infringed by the INTEGRATED CIRCUIT STRUCTURE or STRUCTUREs independent of being packaged in BGA PACKAGES.

3.2 ASSEMBLY HOUSE and its SUBSIDIARIES hereby grant to MOTOROLA and its SUBSIDIARIES, for the term of this Agreement, immunity from suit under ASSEMBLY HOUSE PATENTS for making and/or having made BGA PACKAGES, with or without solder balls or the like, and for the subsequent sale and use thereof. In no event shall the immunity from suit apply to ASSEMBLY HOUSE PATENTS which are infringed by the INTEGRATED CIRCUIT STRUCTURE or STRUCTUREs independent of being packaged in BGA PACKAGEs.

3.3 No licenses under any copyrights or mask work rights of either MOTOROLA or ASSEMBLY HOUSE or a SUBSIDIARY thereof, are granted under this Agreement.


Section 4 - PAYMENTS

4.1 In partial consideration of the rights granted by MOTOROLA under Section 3, for the period beginning on the EFFECTIVE DATE and extending to December 31, 2002. ASSEMBLY HOUSE agrees to pay MOTOROLA a royalty based on the total number of pads on BGA PACKAGEs made by ASSEMBLY HOUSE and its SUBSIDIARIES, and shipped and invoiced to customers of ASSEMBLY HOUSE or its SUBSIDIARIES, excluding those made for MOTOROLA and excluding returns.

     4.1.1  The royalty shall be XXXXXX per X until a royalty of XXXXXX has    *
            been accrued.                                                      *

           CONFIDENTIAL TREATMENT REQUESTED AND THE REDACTED MATERIAL
                 HAS BEEN SEPARATELY FILED WITH THE COMMISSION

*    4.12 After a royalty of XXXXX has been accrued, the royalty shall be      *
          XXXXX per pad.                                                       *

4.2. Royalty payments shall be determined by the total number of pads on BGA PACKAGEs subject to the immunity from suit of section 3.1 shipped during a payment period to customers of ASSEMBLY HOUSE or its SUBSIDIARIES excluding those shipped to MOTOROLA and excluding returns.

4.3 Payment periods shall be on a quarterly basis. Within forty-five (45) days after each calender quarter ending March 31, June 30, September 30, and December 31. ASSEMBLY HOUSE shall pay to MOTOROLA the royalties payable hereunder for the respective calender quarter ending on such date as determined above.

4.4 Any payment hereunder which shall be delayed for more than thirty (30) days beyond the due date shall be subject to an interest charge of one (1) percent per month on the unpaid balance payable in United States currency until paid. The foregoing payment of interest shall not affect MOTOROLA's right to terminate in accordance with Section 5.

4.5 ASSEMBLY HOUSE shall keep full, clear and accurate records with respect to BGA PACKAGEs. MOTOROLA shall have the right through a mutually agreed upon independent auditor to examine and audit no more than once a year at a mutually agreeable time all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amount of royalty payable to MOTOROLA under this Agreement. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit nor the right to receive such adjustment shall be affected by any statement to the contrary appearing on a check or otherwise, MOTOROLA shall be responsible for the compensation of the auditor.

4.6 Within forty-five (45) days after each calender quarter ending March 31, June 30, September 30, December 31 and continuing thereafter until all royalties payable hereunder shall have been reported and paid, ASSEMBLY HOUSE shall furnish to MOTOROLA a detailed and complete written statement, certified by a responsible officer of ASSEMBLY HOUSE as showing all BGA PACKAGEs which were either manufactured, sold, leased, put into use, or otherwise disposed of during such periods, and the amount payable thereon. If no such BGA PACKAGEs have been manufactured, sold, leased, put into use, or otherwise disposed of, that fact shall be shown on such statement.

4.7 Payments hereunder are to be made to MOTOROLA's New York City account at CITIBANK 38491386, 1 Citicorp Center, 399 Park Avenue, New York, New York 10043. Notice of payments shall be sent by ASSEMBLY HOUSE to MOTOROLA's address in Section 6.9.

Section 5 - TERM AND TERMINATION AND ASSIGNABILITY

5.1 The term of this Agreement shall be from the EFFECTIVE DATE until December 31, 2002 unless earlier terminated as elsewhere provided in this Agreement.

5.2 In the event of any breach of this Agreement by either party hereto (including ASSEMBLY HOUSE's obligation to make payments under Section 4), if such breach is not corrected within forty-five (45) days after written notice describing such breach, this Agreement may be terminated forthwith by further written notice to that effect from the party noticing the breach.

5.3 Either party hereto shall also have the right to terminate this Agreement forthwith by giving written notice of termination to the other party at any time, upon or after:

     5.3.1 the filing by such other party of a petition in bankruptcy or insolvency; or

     5.3.2  any adjudication that such other party is bankrupt or insolvent; or

     5.3.3 the filing by such other party of any legal action or document seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency; or

     5.3.4 the appointment of a receiver for all or substantially all of the property of such other party; or

     5.3.5 the making by such other party of any assignment for the benefit of creditors; or

     5.3.6 the institution of any proceedings for the liquidation or winding up of such other party's business or for the termination of its corporate charter.

5.4  In the event of termination of this Agreement by one party pursuant to
     Section 5.2, the immunity and rights granted to or for the benefit of that one party hereto and its SUBSIDIARIES under MOTOROLA PATENTS or ASSEMBLY HOUSE PATENTS, as the case may be, depending upon who is the party doing the terminating, shall survive such termination and shall extend for the full term of this Agreement, but the immunity and rights granted to or for the benefit of the other party shall terminate as of the date termination takes effect.

5.5 At such time as is mutually agreeable, at the written request of either party hereto to the other party hereto, but in no event less than six (6) months prior to the expiration of this Agreement, the parties hereto shall discuss the possible extension of or the renewal of the term of this Agreement, including the possible amendment of the provisions thereof.

5.6 The rights or privileges provided for in this Agreement may be assigned or transferred by either party only with the prior written consent of the other party and with the authorization or approval of any governmental authority as then may be required, except to a successor in ownership of all or substantially all of the assets of the assigning party. Such successor, before such assignment or transfer is effective, shall expressly assume in writing to the other party the performance of all of the terms and conditions of this Agreement to be performed by the assigning party.

Section 6 - MISCELLANEOUS PROVISIONS

6.1 Each of the parties hereto represents and warrants that it has the right to grant to or for the benefit of the other the immunity and rights granted hereunder in Sections 2 and 3.

6.2  Nothing contained in this Agreement shall be construed as:

     6.2.1 restricting the right of MOTOROLA or any of its SUBSIDIARIES to make, use, sell, lease or otherwise dispose of any particular product or products not herein licensed;

     6.2.2 restricting the right of ASSEMBLY HOUSE or any of its SUBSIDIARIES to make, use, sell, lease or otherwise dispose of any particular product or products not herein licensed;

     6.2.3 an admission by ASSEMBLY HOUSE of, or a warranty or representation by MOTOROLA as to, the validity and/or scope of the MOTOROLA PATENTS, or a limitation on ASSEMBLY HOUSE to contest, in any proceeding, the validity and/or scope thereof;

     6.2.4 an admission by MOTOROLA of, or a warranty or representation by ASSEMBLY HOUSE as to, the validity and/or scope of the ASSEMBLY HOUSE PATENTS, or a limitation on MOTOROLA to contest, in any proceeding, the validity and/or scope thereof;

     6.2.5 conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted under the MOTOROLA PATENTS, and the ASSEMBLY HOUSE PATENTS;

     6.2.6 conferring any license or right with respect to any trademark, trade or brand name, a corporate name of either party or any of their respective SUBSIDIARIES, or any other name or mark or contraction, abbreviation or simulation thereof;

     6.2.7 imposing on MOTOROLA any obligation to institute any suit or action for infringement of any MOTOROLA PATENTS, or to defend any suit or action brought by a third party which challenges or concerns the validity of any MOTOROLA PATENTS;

     6.2.8 imposing upon ASSEMBLY HOUSE any obligation to institute any suit or action for infringement of any ASSEMBLY HOUSE PATENTS, or to defend any suit or action brought by a third party which challenges or concerns the validity of any ASSEMBLY HOUSE PATENTS;

     6.2.9 imposing on either party any obligation to the file any patent application or to secure any patent or maintain any patent in force; or

     6.2.10 an obligation on either party to furnish any manufacturing or technical information under this Agreement except as the same is specifically provided for herein.

6.3 No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

6.4 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any Government having jurisdiction over either party hereto, and to orders or regulations of any such Government, or any department, agency, or court thereof, and acts of war, acts of public enemies, strikes, or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties, and the parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, or contingency but only so long as said law, order, regulation or contingency continues.

6.5 The captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.

6.6 This Agreement and the performance of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

6.7 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause or provision shall not be affected; and such invalid term, clause, or provision shall be deemed deleted from this Agreement.

6.8 This Agreement sets forth the entire Agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the party to be bound thereby.

6.9 All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in the United States, addressed as follows:

       6.9.1  If to MOTOROLA:

              Motorola Inc.
              1303 East Algonquin Road
              Schaumburg, Illinois 60196

              Attention: Vice President for Patents, Trademarks & Licensing

       6.9.2  If to ASSEMBLY HOUSE:

              ST Assembly Test Services Pte. Ltd.
              33 Marsiling Industrial Estate Road 3
              #03-01
              Singapore 739256

              Attention: Mr. Lee Joon Chung, General Manager

6.9.3 The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate.


MOTOROLA, INC.                              ST ASSEMBLY TEST SERVICES PTE. LTD.



/s/ George Turner                           /s/ Lee Joon Chung
-----------------------------------         ---------------------------------
George Turner                               Mr. Lee Joon Chung
Vice President & General Manager            General Manager
Logic and Analog Technologies Group         ST Assembly Test Services Pte. Ltd.
Semiconductor Products Sector
Motorola, Inc.

Date: 9/30/96                               Date: 9/11/96
      -----------------------------               ---------------------------



/s/ James W. Gillman                        /s/ Tan Bock Seng
-----------------------------------         ---------------------------------
James W. Gillman                            Mr. Tan Bock Seng
Corporate Vice President, Patents,          Board Director
Trademarks, and Licensing                   ST Assembly Test Services Pte. Ltd.
Motorola, Inc.

Date: 10/18/96                              Date: 9/11/96
      -----------------------------               ---------------------------